EXHIBIT 12

                              U S WEST, Inc.
             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                        PREFERRED STOCK DIVIDENDS
                          (Dollars in Millions)

                                                Quarter   Quarter
                                                Ended     Ended
                                                6/30/97   6/30/96
------------------------------------------      --------  --------
Income before income taxes and
  extraordinary item                            $  415    $  519
Interest expense (net of amounts
  capitalized)                                     266       136
Interest factor on rentals (1/3)                    24        25
Equity losses in unconsolidated
  ventures (less than 50% owned)                   112        42
Guaranteed minority interest expense                22        12
                                                --------  --------
Earnings                                        $  839    $  734

Interest expense                                $  275    $  157
Interest factor on rentals (1/3)                    24        25
Guaranteed minority interest expense                22        12
Preferred stock dividends (pre-tax
  equivalent)                                       22         1
                                                --------  --------
Fixed charges                                   $  343    $  195

Ratio of earnings to combined fixed
  charges and preferred stock dividends           2.45      3.76
------------------------------------------      --------  --------


EXHIBIT 12

                             U S WEST, Inc.
             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                        PREFERRED STOCK DIVIDENDS
                          (Dollars in Millions)

                                                Year-     Year-
                                                to-Date   to-Date
                                                6/30/97   6/30/96
------------------------------------------      --------  --------
Income before income taxes, extra-
  ordinary item and cumulative effect
  of change in accounting principle             $  815    $1,008
Interest expense (net of amounts
  capitalized)                                     544       271
Interest factor on rentals (1/3)                    49        47
Equity losses in unconsolidated
  ventures (less than 50% owned)                   217        67
Guaranteed minority interest expense                44        24
                                                --------  --------
Earnings                                        $1,669    $1,417

Interest expense                                $  563    $  316
Interest factor on rentals (1/3)                    49        47
Guaranteed minority interest expense                44        24
Preferred stock dividends (pre-tax
  equivalent)                                       44         3
                                                --------  --------
Fixed charges                                   $  700    $  390

Ratio of earnings to combined fixed
  charges and preferred stock dividends           2.38      3.63
------------------------------------------      --------  --------

EXHIBIT 12

                             U S WEST, Inc.
                   RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollars in Millions)

                                                Quarter   Quarter
                                                Ended     Ended
                                                6/30/97   6/30/96
------------------------------------------      --------  --------
Income before income taxes and
   extraordinary item                           $  415    $  519
Interest expense (net of amounts
  capitalized)                                     266       136
Interest factor on rentals (1/3)                    24        25
Equity losses in unconsolidated
  ventures (less than 50% owned)                   112        42
Guaranteed minority interest expense                22        12
                                                --------  --------
Earnings                                        $  839    $  734

Interest expense                                $  275    $  157
Interest factor on rentals (1/3)                    24        25
Guaranteed minority interest expense                22        12
                                                --------  --------
Fixed charges                                   $  321    $  194

Ratio of earnings to fixed charges                2.61      3.78

------------------------------------------      --------  --------


EXHIBIT 12

                            U S WEST, Inc.
                RATIO OF EARNINGS TO FIXED CHARGES
                        (Dollars in Millions)

                                                 Year-    Year-
                                                to-Date   t0-Date
                                                6/30/97   6/30/96
------------------------------------------      --------  --------

Income before income taxes, extra-
  ordinary item and cumulative effect
  of change in accounting principle             $  815    $1,008
Interest expense (net of amounts
  capitalized)                                     544       271
Interest factor on rentals (1/3)                    49        47
Equity losses in unconsolidated
  ventures (less than 50% owned)                   217        67
Guaranteed minority interest expense                44        24
                                                --------  --------
Earnings                                        $1,669    $1,417

Interest expense                                $  563    $  316
Interest factor on rentals (1/3)                    49        47
Guaranteed minority interest expense                44        24
                                                --------  --------
Fixed charges                                   $  656    $  387

Ratio of earnings to fixed charges                2.54      3.66

------------------------------------------      --------  --------


EXHIBIT 12
                  U S WEST Financial Services, Inc.
                  RATIO OF EARNINGS TO FIXED CHARGES
                        (Dollars in Thousands)

                                                 Quarter    Quarter
                                                 Ended      Ended
                                                 6/30/97    6/30/96
------------------------------------------      --------   --------

Income before income taxes                      $ 2,791    $ 7,423
Interest expense                                  5,516      5,333
Interest factor on rentals (1/3)                     22         14
                                                --------   --------
Earnings                                        $ 8,329    $12,770

Interest expense                                $ 5,516    $ 5,333
Interest factor on rentals (1/3)                     22         14
                                                --------   --------
Fixed charges                                   $ 5,538    $ 5,347

Ratio of earnings to fixed charges                 1.50       2.39
------------------------------------------      --------   --------


                                                Year-      Year-
                                                to-Date    to-Date
                                                6/30/97    6/30/96
------------------------------------------      --------   --------
Income before income taxes                      $ 9,462    $ 8,723
Interest expense                                 10,940     10,711
Interest factor on rentals (1/3)                     43         31
                                                --------   --------
Earnings                                        $20,445    $19,465

Interest expense                                $10,940    $10,711
Interest factor on rentals (1/3)                     43         31
                                                --------   --------
Fixed charges                                   $10,983    $10,742

Ratio of earnings to fixed charges                 1.86       1.81
------------------------------------------      --------   --------

A Termination Agreement and Guarantee was entered into on June 24, 1994 between U S WEST, Inc. and U S WEST Capital Corporation and U S WEST Financial Services, Inc. (USWFS). The Agreement terminates the Support Agreement dated January 5, 1990 whereby U S WEST, Inc. agreed to provide financial support to USWFS. The Agreement provides replacement financial support in the form of a direct guarantee by U S WEST of all outstanding indebtedness of USWFS.